UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 27, 2006

LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355

(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code:	(610) 648-1700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     On April 27, 2006, the Registrant and Wells Fargo Bank, National Association, as Rights Agent, entered into an amendment (the “Amendment”) to the Amended and Restated Rights Agreement, dated as of September 14, 2004 (the “Rights Plan”). The sole purpose of the Amendment was to revise the definition of “Exempted Person” under the Rights Plan such that “Exempted Person” shall mean Cohen & Steers Capital Management, Inc. and Cohen & Steers, Inc. However, neither Cohen & Steers Capital Management, Inc. nor Cohen & Steers, Inc. shall continue to be deemed to be an Exempted Person, and each shall be deemed an Acquiring Person (as defined in the Rights Plan) if Cohen & Steers Capital Management, Inc. and Cohen & Steers, Inc., together with all Affiliates and Associates (each as defined in the Rights Plan) of Cohen & Steers Capital Management, Inc. and Cohen & Steers, Inc., become the Beneficial Owner (as defined in the Rights Plan) of, in the aggregate, more than 14.9% of the then outstanding common shares of beneficial interest.
     The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit Title
10.1	Amendment, dated April 27, 2006, to the Amended and Restated Rights Agreement, dated as of September 14, 2004, of the Registrant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST
By:	/s/ James J. Bowes
James J. Bowes
Secretary and General Counsel

LIBERTY PROPERTY LIMITED PARTNERSHIP
By:	Liberty Property Trust, its sole General Partner

By:	/s/ James J. Bowes
James J. Bowes
Secretary and General Counsel

Dated: May 1, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Amendment, dated April 27, 2006, to the Amended and Restated Rights Agreement, dated as of September 14, 2004, of the Registrant.

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